1 FEBRUARY 21, 2024 SUPPLEMENTAL FINANCIAL REPORT FOURTH QUARTER 2023 Exhibit 99.2

2 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19) and its adverse impact on the real estate market, the economy and the Company’s investments, financial condition and business operation; the Company's operating results may differ materially from the information presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as in the Company’s other filings with the Securities and Exchange Commission; the fair value of the Company's investments may be subject to uncertainties (including impacts associated with accelerating inflationary trends, recent and potential further interest rate increases, the volatility of interest rates, credit spreads and the transition from LIBOR to SOFR, increased market volatility affecting commercial real estate businesses and public securities); the Company's use of leverage and interest rate mismatches between the Company’s assets and borrowings could hinder its ability to make distributions and may significantly impact its liquidity position; the ability to simplify the portfolio, realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected cost savings through the internalization or expected returns on equity and/or yields on investments; the timing of and ability to generate additional liquidity and deploy available liquidity, including in senior mortgage loans; whether the Company will achieve its anticipated Distributable Earnings per share (as adjusted), or maintain or produce higher Distributable Earnings per share (as adjusted) in the near term or ever; the Company’s ability to maintain or grow the dividend at all in the future; defaults by borrowers in paying debt service on outstanding indebtedness; borrowers’ abilities to manage and stabilize properties; deterioration in the performance of the properties securing our investments (including the impact of higher interest expense, depletion of interest and other reserves or payment-in-kind concessions in lieu of current interest payment obligations, population shifts and migration, reduced demand for office, multifamily, hospitality or retail space) that may cause deterioration in the performance of our investments and, potentially, principal losses to us; adverse impacts on the Company's corporate revolver, including covenant compliance and borrowing base capacity; adverse impacts on the Company's liquidity, including available capacity under and margin calls on master repurchase facilities; lease payment defaults or deferrals, demands for protective advances and capital expenditures; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; the ability to execute CRE CLO’s on a go forward basis, including at a reduced cost of capital; the impact of legislative, regulatory, tax and competitive changes, regime changes and the actions of government authorities and in particular those affecting the commercial real estate finance and mortgage industry or our business; and the impact of the conflict between Russia and Ukraine, global trade tensions, and the implementation and expansion of economic and trade sanctions. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as in BrightSpire Capital’s other filings with the Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. BrightSpire Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and BrightSpire Capital does not intend to do so.

COMPANY HIGHLIGHTS

BrightSpire Capital, Inc. ("BRSP" or the "Company") is a large publicly-traded, diversified and internally-managed commercial real estate credit REIT

Diversified Portfolio

Of Primarily Senior Loans & Net Lease Assets

$4.4B	$2.9B
Total At-Share Assets (Undepreciated)	Total Loan Portfolio

- *87 total loans, $34M average size*
- *98% floating-rate loan portfolio*

Liquidity

$368M	$203M
Total Liquidity[1]	Total Unrestricted Cash (or $1.56 per share)[2]

Strong liquidity position to navigate changing market environment

Balance Sheet

1.8x	$11.35
Debt-to-Equity Ratio[3]	Undepreciated Book Value Per Share

Fully undrawn $165M revolver, $879M master repurchase facilities availability[2]

Earnings & Dividend Coverage

$0.20	$0.28
Q4'23 Quarterly Dividend Per Share	Q4'23 Adjusted Distributable Earnings Per Share*

140% Adjusted Distributable Earnings Coverage

BRIGHTSPIRE CAPITAL

* Refer to the Appendix for a definition and reconciliation to GAAP net income (loss)
As of December 31, 2023, unless otherwise stated; at BRSP share
See footnotes in the appendix

3

4 SUMMARY RESULTS & SUBSEQUENT EVENTS UPDATE PORTFOLIO FINANCIAL RESULTS LIQUIDITY & CAPITALIZATION As of December 31, 2023, unless otherwise stated; at BRSP share See footnotes in the appendix • $368 million of available liquidity ($203 million of unrestricted cash and $165 million of revolver capacity)(2) • $2.0 billion of total master repurchase facility capacity with $879 million of availability(2) • Q4’23 and full year 2023 GAAP Net Loss of ($0.13) per share and $(0.12) per share, respectively • Q4’23 and full year 2023 Distributable Earnings of $0.20 per share and $0.51 per share, respectively • Q4’23 and full year 2023 Adjusted Distributable Earnings of $0.28 per share and $1.06 per share, respectively • GAAP net book value of $9.83 per share and undepreciated book value of $11.35 per share • Declared and paid a quarterly dividend of $0.20 per share for Q4’23, 11.8% yield on current share price(4) and 140% dividend coverage (based on Q4’23 Adjusted Distributable Earnings) • $4.4 billion total at-share assets; predominantly senior loans and net lease assets • $2.9 billion loan portfolio with an average loan size of $34 million and W.A. unlevered yield of 9.3% • $132 million of repayment proceeds across 4 loans in Q4’23; $453 million of repayment proceeds across 13 loans for the full year 2023 • W.A. risk ranking of 3.2 in line with TTM (3.2 as of Q3’23) – 10 watch list loans totaling $458 million or 16% of the total loan portfolio (including 5% related to the San Jose, CA senior hotel loan) • Total CECL reserve of $76 million, or $0.59 per share (no specific CECL reserve on balance sheet as of Q4’23) – Recorded a net increase in general CECL reserve of $0.17 per share in Q4’23 – Charged off $0.27 per share of specific CECL reserves related to a Washington D.C. senior office loan that was acquired through foreclosure and reclassified to real estate held for sale in Q4’23 – Charged off $0.08 per share of specific CECL reserves after recording $0.08 per share of specific CECL reserves related to a Phoenix, AZ senior multifamily loan acquired through a deed-in-lieu foreclosure in Q4’23 • $714 million net lease assets (undepreciated) with a W.A. lease term of 9.7 years

5 35% 28% 22% 14% 1% Stockholders' equity (undepreciated) Master repurchase facilities (limited recourse) Securitization bonds payable (non-recourse) Mortgage debt (non-recourse) Other debt (non-recourse) F INANCIAL OVERVIEW * Includes FX translation, equity-based compensation and other OCI adjustments As of December 31, 2023, unless otherwise stated; at BRSP share See footnotes in the appendix Undepreciated Book Value Per Share Bridge Capital StructureKey Financial Metrics GAAP Net Loss ($M) Per Share ($16.3) ($0.13) Distributable Earnings ($M) Per Share $25.4 $0.20 Adjusted Distributable Earnings ($M) Per Share $35.9 $0.28 Total At-Share Assets ($B) (Undepreciated) $4.4 Total Debt Outstanding (UPB) ($B) Debt-to-Equity(3) $2.7 1.8x Book Value (GAAP) ($B) Per Share $1.3 $9.83 Book Value (Undepreciated) ($B) Per Share $1.5 $11.35 CECL Reserve (General) ($M) Per Share / Basis Points (“BPS”)(5) $76.5 $0.59 / 246 bps CECL Reserve (Specific) ($M) Per Share -- -- Total capitalization $4.2B * $11.55 $11.35 $0.08 $0.03 ($0.25) ($0.06) $10.00 $10.50 $11.00 $11.50 $12.00 9/30/23 Undepreciated BVPS Earnings in Excess of Dividends Other Change in CECL Reserve Impairment of Operating RE 12/31/23 Undepreciated BVPS

6 Earnings Per Share FINANCIAL PERFORMANCE * Refer to the Appendix for a definition and reconciliation to GAAP net income (loss) As of December 31, 2023, unless otherwise stated; at BRSP share Book Value Per Share $0.27 $0.25 $0.28 $0.28 Q1'23 Q2'23 Q3'23 Q4'23 Adjusted Distributable Earnings $10.41 $10.16 $10.11 $9.83 $11.74 $11.53 $11.55 $11.35 Q1'23 Q2'23 Q3'23 Q4'23 GAAP Net Book Value Undepreciated Book Value GAAP Net Income (Loss) ($0.03) ($0.06) $0.09 ($0.13) Adjusted Distributable Earnings* $0.27 $0.25 $0.28 $0.28 Dividend Distribution $0.20 $0.20 $0.20 $0.20 Dividend Coverage (Adjusted Distributable Earnings) 135% 125% 140% 140% GAAP Net Book Value $10.41 $10.16 $10.11 $9.83 Undepreciated Book Value $11.74 $11.53 $11.55 $11.35 $0.20 Quarterly Dividend

PORTFOLIO OVERVIEW

Investment Type

Based on GAAP net carrying value as of December 31, 2023

- Loan portfolio
- Net lease & other real estate
- CRE debt securities[6]



<1%
22%
78%

Property Type

Based on GAAP gross carrying value as of December 31, 2023

- Multifamily
- Office
- Industrial
- Hotel
- Mixed-use
- Retail



<1%
4%
6%
8%
42%
40%

Office exposure includes **15%** related to the net lease & other real estate portfolio

Portfolio Overview

(At BRSP share)	Investment count		Carrying value		Net carrying value		Per share
Senior mortgage loans	82	$	2,856	$	774	$	5.96
Mezzanine loans	5		81		81		0.62
General CECL reserves			(76)		(76)		(0.59)
Total loan portfolio	**87**		**2,860**		**779**		**5.99**
Net lease & other real estate	15		869		245		1.88
CRE debt securities[6]	1		2		2		0.02
Total investment portfolio	**103**	**$**	**3,732**	**$**	**1,026**	**$**	**7.89**
Plus: cash & net assets[7]			453		252		1.94
Total - GAAP		**$**	**4,185**	**$**	**1,277**	**$**	**9.83**
Plus: accumulated D&A[8]			198		198		1.52
Total - Undepreciated		**$**	**4,383**	**$**	**1,475**	**$**	**11.35**

BRIGHTSPIRE CAPITAL

Above charts exclude the impact of general CECL reserves. In addition, "Property Type" chart excludes CRE debt securities
$ in millions, except per share data; as of December 31, 2023; at BRSP share
See footnotes in the appendix

7

8 $3,110 $2,937 $19 $5 ($132) ($65) 9/30/23 Loan Portfolio Additional Loan Fundings Other Total Repayments REO / DIL / Foreclosure 12/31/23 Loan Portfolio Above charts based on GAAP gross carrying value and excludes the impact of general CECL reserves As of December 31, 2023, unless otherwise stated; at BRSP share See footnotes in the appendix LOAN PORTFOLIO OVERVIEW 97% 3% Senior mortgage loans Mezzanine loans Overview Investment Type Property Type 87 Total number of investments $2.9B Total loan portfolio $34M Average investment size 0.5 yrs. W.A. remaining term(9) 2.4 yrs. W.A. extended remaining term(10) 9.3% W.A. unlevered all-in yield(11) 3.2 W.A. risk ranking 100% of senior loans are floating rate 69% W.A. loan-to-value (senior loans only) Northeast 14% Region Southeast 7% Southwest 36% West 43% 53% 33% 7% 5% 2% Multifamily Office Hotel Mixed-use Industrial Loan Portfolio Activity (12) Total Loan Count 92 Total Loan Count 87 (13)

9 Collateral Type Region Exposure as a % of Carrying Value (At BRSP share) Number of investments Carrying value % of carrying value West Southwest Northeast Southeast Multifamily 51 1,547,804$ 53% 18% 29% 1% 4% Office 27 960,164 33% 15% 7% 7% 4% Hotel 3 221,429 7% 7% -- 0% -- Mixed-use 3 152,500 5% -- -- 5% -- Industrial 3 54,609 2% 2% -- -- -- Total 87 2,936,506$ 100% 43% 36% 14% 7% General CECL reserves (76,453) Total – Net of general CECL reserves 2,860,053$ Above charts based on GAAP gross carrying value and excludes the impact of general CECL reserves $ in thousands; as of December 31, 2023; at BRSP share LOAN PORTFOLIO DIVERSIFICATION Multifamily Office Hotel Mixed-use Industrial Property Type Exposure by Region 55%35% 7% 3% 46% 22% 21% 11% 94% 6% 100% 100%  West  Southwest  Northeast  Southeast

10 (At BRSP share) Number of investments Carrying value % of carrying value Net carrying value W.A. unlevered all-in yield(11) W.A. extended term (years)(10) Floating rate Senior mortgage loans 82 2,855,774$ 97% 774,458$ 9.3% 2.4 Mezzanine loans 1 12,450 1% 12,450 16.4% 0.3 Total / W.A. floating rate 83 2,868,224 98% 786,908 9.3% 2.4 Fixed rate Mezzanine loans 4 68,282 2% 68,282 11.2% 2.4 Total / W.A. fixed rate 4 68,282 2% 68,282 11.2% 2.4 Total / W.A. 87 2,936,506$ 100% 855,190$ 9.3% 2.4 General CECL reserves (76,453) (76,453) Total / W.A. – Net of general CECL reserves 2,860,053$ 778,737$ Note: carrying value and net carrying value in the above table includes the impact of specific CECL reserves $ in thousands; as of December 31, 2023; at BRSP share See footnotes in the appendix LOAN PORTFOLIO SUMMARY

11 LOAN PORTFOLIO MATURITIES Fully Extended Loan Maturities(10) $329 $475 $1,177 $956 $12 $34 $64 $58 $0 $250 $500 $750 $1,000 $1,250 2024 2025 2026 2027+ Fully extended loan maturities (carrying value) Unfunded commitments $ in M ill io ns Weighted average fully extended remaining term of approximately 2.4 years across the loan portfolio Above chart based on GAAP gross carrying value and excludes the impact of general CECL reserves As of December 31, 2023, unless otherwise stated; at BRSP share See footnotes in the appendix

12 0% 0% 84% 15% 1% 1 2 3 4 5 Q4'23 Risk Ranking Overview LOAN PORTFOLIO RISK RANKINGS & CECL RESERVE Above charts based on GAAP gross carrying value and excludes the impact of general CECL reserves, unless otherwise stated As of December 31, 2023, unless otherwise stated; at BRSP share Q4’23 W.A. Risk Ranking 3.2 CECL Reserve Overview $55M $76M $35M Q3'23 Q4'23 Specific CECL Reserve General CECL Reserve Total Reserve $90M ($0.69/share) Total Reserve $76M ($0.59/share) Loan Count 77 Loan Count 9 65% Risk Rank 4 & 5 35% Risk Rank 2 & 3 100% Risk Rank 5 57% Risk Rank 4 & 5 43% Risk Rank 2 & 3 Loan Count 1 Risk Ranking by Collateral Type 3.1 3.1 3.7 3.0 3.03.1 3.1 3.6 3.0 3.0 Multifamily Office Hotel Mixed-use Industrial Q3'23 Q4'23 Q3’23 W.A. Risk Ranking: 3.2 Q4’23 W.A. Risk Ranking: 3.2

13 Investment Boston, MA Senior Loan (Loan 52) Carlsbad, CA Senior Loan (Loan 53) San Jose, CA Senior Loan (Loan 54) Phoenix, AZ Senior Loan (Loan 55) Baltimore, MD Senior Loan (Loan 56) Investment Type Floating-Rate Senior Loan Floating-Rate Senior Loan Floating-Rate Senior Loan Floating-Rate Senior Loan Floating-Rate Senior Loan Origination Date / Transaction Type February 2022 / Acquisition December 2018 / Refinancing August 2018 / Acquisition January 2021 / Acquisition February 2019 / Refinancing Collateral 185k RSF Class-A Office 415k RSF Class-B Office 302k RSF Class-B Office 333k RSF Class-A Office 502k RSF Class-A Office Carrying Value / % of Total Office Loan Portfolio $87M / 9% $76M / 8% $74M / 8% $74M / 8% $59M / 6% Loan Basis $474 / RSF $183 / RSF $245 / RSF $221 / RSF $118 / RSF Cash Coupon SOFR + 3.8% SOFR + 3.9% SOFR + 2.6% SOFR + 3.7% SOFR + 3.6% Extended Maturity Date(10) March 2027 December 2024 August 2025 February 2026 February 2025 Risk Ranking (Q4’23 / Q3’23) 3 / 3 3 / 3 3 / 3 3 / 3 3 / 3 Property Photos LOAN PORTFOLIO TOP 5 OFFICE LOANS As of December 31, 2023, unless otherwise stated; at BRSP share See footnotes in the appendix

NET LEASE REAL ESTATE & OTHER REAL ESTATE SUMMARY

(At BRSP share)	Number of investments	BRSP ownership %	Rentable square feet ("RSF") / Units	Carrying value	% of carrying value	Net carrying value	Q4'23 NOI (at BRSP share)	W.A. % leased at end of period[14]	W.A. remaining lease term (years)[15]
Net lease real estate ("NNN")									
Office*	3	100%	1,812 RSF	$ 305,863	35%	$ 97,320	$ 5,918	100%	6.2
Industrial	1	100%	2,787 RSF	245,045	28%	45,045	5,054	100%	14.6
Retail	4	100%	468 RSF	28,457	3%	(9,833)	1,126	100%	4.3
Total / W.A. - NNN	**8**	**100%**	**5,068 RSF**	**$ 579,366**	**67%**	**$ 132,532**	**$ 12,098**	**100%**	**9.7**
Other real estate ("Other RE")**									
Office	6	95%	1,970 RSF	$ 254,504	29%	$ 96,617	$ 5,644	62%	4.3
Multifamily	1	100%	236 Units	35,437	4%	15,637	--	78%	n/a
Total / W.A. – Other RE**	**7**	**96%**	**n/a**	**$ 289,941**	**33%**	**$ 112,254**	**$ 5,644**	**64%**	**4.3**
Total / W.A.	**15**	**99%**	**n/a**	**$ 869,307**	**100%**	**$ 244,786**	**$ 17,741**	**88%**	**8.0**
Accumulated depreciation and amortization[8]				198,164		198,164			
Total / W.A. – Undepreciated				**$ 1,067,471**		**$ 442,950**			

Region


West
34%
Southwest
4%
Midwest
15%
Northeast
20%
Europe
27%

Property Type


4%
3%
28%
65%
Office
Industrial
Multifamily
Retail

W.A. Remaining Lease Term[15]


3%
19%
78%
5.0+
2.5 - 5.0
<2.5

BRIGHTSPIRE CAPITAL

* Net lease office NOI excludes the offsetting impact of FX forward currency hedges related to the Norway Office Net Lease property
** Includes $132M of carrying value related to four office properties and one multifamily property, which were acquired through foreclosure or deed-in-lieu of foreclosure during the year ended December 31, 2023
Above charts based on GAAP gross carrying value; $ and RSF in thousands; as of December 31, 2023, unless otherwise stated; at BRSP share
See footnotes in the appendix

14

15 LOAN PORTFOLIO WATCH LIST LOANS * Loans that are on non-accrual status As of December 31, 2023, unless otherwise stated; at BRSP share See footnotes in the appendix Investment Denver, CO Multifamily Senior Loan (Loan 26) San Jose, CA Hotel Senior Loan (Loan 79) Las Vegas, NV Multifamily Senior Loan (Loan 2) Las Vegas, NV Multifamily Senior Loan (Loan 5) Arlington, TX Multifamily Senior Loan (Loan 6) Investment Type Floating-Rate Senior Loan Floating-Rate Senior Loan Floating-Rate Senior Loan Floating-Rate Senior Loan Floating-Rate Senior Loan Origination Date / Transaction Type May 2022 / Acquisition January 2018 / Acquisition May 2022 / Acquisition May 2021 / Acquisition February 2021 / Acquisition Collateral Multifamily / 142 units Hotel / 541 keys Multifamily / 240 units Multifamily / 252 units Multifamily / 436 units Carrying Value $29M $136M $54M $47M $44M Loan Basis $203k / Unit $251k / Key $224k / Unit $186k / Unit $102k / Unit Cash Coupon n/a* SOFR + 4.8% SOFR + 3.6% SOFR + 3.5% SOFR + 3.7% Extended Maturity Date(10) June 2027 November 2026 June 2027 June 2026 February 2026 Risk Ranking (Q4’23 / Q3’23) 5 / 4 4 / 4 4 / 4 4 / 4 4 / 4

16 LOAN PORTFOLIO WATCH LIST LOANS (CONT’D) As of December 31, 2023, unless otherwise stated; at BRSP share See footnotes in the appendix Investment Tualatin, OR Office Senior Loan (Loan 59) Reston, VA Office Senior Loan (Loan 60) Dallas, TX Office Senior Loan (Loan 61) Phoenix, AZ Multifamily Senior Loan (Loan 44) Richardson, TX Office Senior Loan (Loan 77) Investment Type Floating-Rate Senior Loan Floating-Rate Senior Loan Floating-Rate Senior Loan Floating-Rate Senior Loan Floating-Rate Senior Loan Origination Date / Transaction Type November 2021 / Refinancing September 2021 / Refinancing November 2021 / Refinancing June 2021 / Acquisition November 2021 / Acquisition Collateral Office / 342k RSF Office/ 270k RSF Office / 328k RSF Multifamily / 165 units Office / 122k RSF Carrying Value $39M $38M $37M $19M $14M Loan Basis $115 / RSF $142 / RSF $113 / RSF $117k / Unit $112 / RSF Cash Coupon SOFR + 4.0% SOFR + 4.1% SOFR + 4.0% SOFR + 3.5% SOFR + 4.1% Extended Maturity Date(10) December 2026 October 2026 December 2025 July 2026 December 2026 Risk Ranking (Q4’23 / Q3’23) 4 / 4 4 / 4 4 / 4 4 / 4 4 / 4

INVESTMENT DETAIL

Loan Portfolio

(At BRSP share)	Investment Type	Origination date	City, State	Carrying value	Coupon type	Cash coupon	Unlevered all-in yield[11]	Extended maturity date[10]	LTV	Q4'23 Risk ranking	Q3'23 Risk ranking
Multifamily											
Loan 1 *	Senior	Jun-19	Santa Clara, CA	$ 57	Floating	S+5.5%	10.9%	Jun-24	69%	3	3
Loan 2	Senior	May-22	Las Vegas, NV	54	Floating	S+3.6%	9.4%	Jun-27	74%	4	4
Loan 3	Senior	Mar-22	Austin, TX	50	Floating	S+3.3%	9.2%	Mar-27	75%	3	3
Loan 4	Senior	Jul-21	Dallas, TX	50	Floating	S+3.4%	8.7%	Aug-26	74%	3	3
Loan 5	Senior	May-21	Las Vegas, NV	47	Floating	S+3.5%	9.2%	Jun-26	70%	4	4
Loan 6	Senior	Feb-21	Arlington, TX	44	Floating	S+3.7%	9.6%	Feb-26	81%	4	4
Loan 7	Senior	Mar-21	Richardson, TX	43	Floating	S+3.5%	9.2%	Mar-26	75%	3	3
Loan 8	Senior	Jul-21	Jersey City, NJ	43	Floating	S+3.1%	8.8%	Aug-26	66%	3	3
Loan 9	Senior	Dec-20	Austin, TX	43	Floating	S+3.8%	9.5%	Jan-26	54%	3	3
Loan 10	Senior	Mar-22	Louisville, KY	42	Floating	S+3.7%	9.6%	Apr-27	72%	3	3
Subtotal / W.A. top 10 multifamily				$ 475		3.7%	9.4%	May-26	n/a	3.3	n/a
Loan 11	Senior	Mar-21	Fort Worth, TX	$ 42	Floating	S+3.6%	9.3%	Apr-26	83%	3	3
Loan 12	Senior	Jul-21	Dallas, TX	40	Floating	S+3.2%	8.6%	Aug-26	77%	3	3
Loan 13	Senior	Dec-21	Denver, CO	40	Floating	S+3.3%	9.0%	Dec-26	74%	3	3
Loan 14	Senior	Mar-22	Long Beach, CA	39	Floating	S+3.4%	9.3%	Apr-27	74%	3	3
Loan 15	Senior	Jul-22	Irving, TX	38	Floating	S+3.6%	9.5%	Aug-27	73%	3	3
Loan 16	Senior	Jan-22	Dallas, TX	37	Floating	S+3.5%	9.4%	Feb-27	75%	3	3
Loan 17	Senior	Sep-21	Carrollton, TX	36	Floating	S+3.2%	8.9%	Oct-25	73%	3	3
Loan 18	Senior	Jan-22	Los Angeles, CA	36	Floating	S+3.4%	9.0%	Feb-27	65%	3	3
Loan 19	Senior	Jul-21	Phoenix, AZ	33	Floating	S+3.4%	9.0%	Aug-26	74%	3	3
Loan 20	Mezzanine	Dec-19	Milpitas, CA	33	Fixed	n/a	10.2%	Mar-26	58% – 79%	3	3
Subtotal / W.A. top 20 multifamily				$ 848		3.4%	9.3%	Jul-26	n/a	3.2	n/a
Loan 21	Senior	Mar-21	Mesa, AZ	$ 31	Floating	S+3.8%	9.6%	Apr-26	83%	3	3
Loan 22	Senior	Apr-21	Las Vegas, NV	30	Floating	S+3.2%	8.9%	May-26	76%	3	2
Loan 23	Senior	Apr-22	Mesa, AZ	30	Floating	S+3.4%	9.0%	May-27	75%	3	3
Loan 24	Senior	Jul-21	Plano, TX	29	Floating	S+3.2%	8.9%	Feb-25	77%	3	3
Loan 25	Senior	Feb-22	Long Beach, CA	29	Floating	S+3.4%	9.2%	Mar-27	67%	3	3
Loan 26 **	Senior	May-22	Denver, CO	29	Floating	n/a	n/a	Jun-27	73%	5	4
Loan 27	Senior	Aug-21	Glendale, AZ	28	Floating	S+3.3%	8.9%	Sep-26	75%	3	3
Loan 28	Senior	May-21	Houston, TX	28	Floating	S+3.1%	8.5%	Jun-26	67%	3	3
Loan 29	Senior	Dec-21	Fort Mill, SC	27	Floating	S+3.3%	8.9%	Jan-27	71%	3	3
Loan 30 *	Mezzanine	Feb-22	Las Vegas, NV	27	Fixed	7.0%	12.3%	Feb-27	56% – 79%	3	3
Loan 31	Senior	Dec-21	Phoenix, AZ	25	Floating	S+3.6%	9.3%	Jan-27	75%	3	3
Loan 32	Senior	Jul-22	Irving, TX	25	Floating	S+3.6%	9.5%	Aug-27	72%	3	3
Loan 33	Senior	Mar-22	Glendale, AZ	25	Floating	S+3.5%	9.1%	Mar-27	73%	3	3
Loan 34	Senior	Jul-21	Aurora, CO	24	Floating	S+3.2%	8.9%	Jul-26	73%	3	3
Loan 35	Senior	Mar-22	Phoenix, AZ	24	Floating	S+3.7%	9.3%	Apr-27	75%	3	3
Loan 36	Senior	Nov-21	Austin, TX	23	Floating	S+3.4%	9.0%	Nov-26	71%	3	3
Loan 37	Senior	Jun-21	Phoenix, AZ	22	Floating	S+3.3%	8.9%	Jul-26	75%	3	2

BRIGHTSPIRE CAPITAL

* Loans in which the underlying collateral is related to construction/development project
** Loans that are on non-accrual status
$ in millions; as of December 31, 2023, unless otherwise stated; at BRSP share
See footnotes in the appendix

17

INVESTMENT DETAIL (CONT'D)

Loan Portfolio (Cont'd)

(At BRSP share)	Investment Type	Origination date	City, State	Carrying value	Coupon type	Cash coupon	Unlevered all-in yield[11]	Extended maturity date[10]	LTV	Q4'23 Risk ranking	Q3'23 Risk ranking
Loan 38	Senior	Jul-21	Oregon City, OR	$ 22	Floating	S+3.4%	9.1%	Aug-26	73%	3	3
Loan 39	Senior	Jan-22	Austin, TX	20	Floating	S+3.4%	9.2%	Feb-27	75%	3	3
Loan 40	Senior	Sep-21	Denton, TX	20	Floating	S+3.3%	9.0%	Oct-25	70%	3	3
Loan 41	Senior	Aug-21	La Mesa, CA	20	Floating	S+3.0%	8.3%	Aug-25	70%	3	3
Loan 42	Senior	Dec-21	Gresham, OR	19	Floating	S+3.6%	9.5%	Jan-27	74%	3	3
Loan 43	Senior	Sep-21	Bellevue, WA	19	Floating	S+3.0%	8.4%	Sep-25	64%	3	3
Loan 44	Senior	Jun-21	Phoenix, AZ	19	Floating	S+3.5%	8.8%	Jul-26	63%	4	4
Loan 45	Senior	May-22	Charlotte, NC	18	Floating	S+3.5%	9.4%	May-27	61%	3	3
Loan 46	Senior	Jul-21	Salt Lake City, UT	18	Floating	S+3.4%	9.1%	Aug-26	73%	3	3
Loan 47	Senior	Apr-22	Tacoma, WA	18	Floating	S+3.3%	9.2%	May-27	72%	3	3
Loan 48	Senior	Jun-21	Phoenix, AZ	17	Floating	S+3.2%	8.9%	Jul-26	75%	3	3
Loan 49	Senior	Jul-21	Durham, NC	15	Floating	S+3.4%	9.1%	Aug-26	58%	3	3
Loan 50	Senior	Mar-22	Glendale, AZ	11	Floating	S+3.5%	9.1%	Mar-27	73%	3	3
Loan 51	Mezzanine	Jul-14	Various - TX	4	Fixed	9.5%	9.5%	Aug-24	71% – 83%	3	3
Total / W.A. multifamily loans				$ 1,548		3.4%	9.1%	Aug-26	n/a	3.1	n/a
Office											
Loan 52	Senior	Feb-22	Boston, MA	$ 87	Floating	S+3.8%	9.7%	Mar-27	54%	3	3
Loan 53	Senior	Dec-18	Carlsbad, CA	76	Floating	S+3.9%	9.7%	Dec-24	75%	3	3
Loan 54	Senior	Aug-18	San Jose, CA	74	Floating	S+2.6%	7.9%	Aug-25	75%	3	3
Loan 55	Senior	Jan-21	Phoenix, AZ	74	Floating	S+3.7%	9.3%	Feb-26	70%	3	3
Loan 56	Senior	Feb-19	Baltimore, MD	59	Floating	S+3.6%	9.0%	Feb-25	74%	3	3
Loan 57	Senior	May-22	Plano, TX	40	Floating	S+4.3%	10.0%	Jun-27	64%	3	3
Loan 58	Senior	Apr-22	Plano, TX	40	Floating	S+4.1%	9.8%	May-27	70%	3	3
Loan 59	Senior	Nov-21	Tualatin, OR	39	Floating	S+4.0%	12.1%	Dec-26	66%	4	4
Loan 60	Senior	Sep-21	Reston, VA	38	Floating	S+4.1%	9.5%	Oct-26	71%	4	4
Loan 61	Senior	Nov-21	Dallas, TX	37	Floating	S+4.0%	9.3%	Dec-25	61%	4	4
Subtotal / W.A. top 10 office				$ 565		3.7%	9.5%	Mar-26	n/a	3.2	n/a
Loan 62	Senior	Jun-21	South Pasadena, CA	$ 34	Floating	S+5.0%	10.4%	Jun-26	69%	3	3
Loan 63	Senior	Apr-22	San Jose, CA	34	Floating	S+4.2%	10.0%	Apr-27	70%	3	3
Loan 64	Senior	Apr-21	San Diego, CA	33	Floating	S+3.6%	9.3%	May-26	55%	3	3
Loan 65	Senior	Jun-17	Miami, FL	30	Floating	S+5.8%	11.1%	Apr-24	73%	3	3
Loan 66	Senior	Mar-22	Blue Bell, PA	29	Floating	S+4.2%	9.5%	Apr-25	59%	3	3
Loan 67	Senior	Oct-21	Blue Bell, PA	28	Floating	S+3.8%	9.1%	Apr-25	78%	3	3
Loan 68	Senior	Feb-19	Charlotte, NC	26	Floating	S+3.3%	8.7%	Jul-25	51%	3	2
Loan 69	Senior	Dec-21	Hillsboro, OR	26	Floating	S+4.0%	9.6%	Dec-24	71%	3	3
Loan 70	Senior	Jul-21	Denver, CO	24	Floating	S+4.4%	10.1%	Aug-26	66%	3	3
Loan 71	Senior	Sep-19	San Francisco, CA	24	Floating	S+3.3%	8.6%	Oct-24	77%	3	3
Subtotal / W.A. top 20 office				$ 853		3.9%	9.6%	Jan-26	n/a	3.1	n/a

BRIGHTSPIRE CAPITAL

$ in millions; as of December 31, 2023, unless otherwise stated; at BRSP share
See footnotes in the appendix

18

INVESTMENT DETAIL (CONT'D)

Loan Portfolio (Cont'd)

(At BRSP share)	Investment Type	Origination date	City, State	Carrying value	Coupon type	Cash coupon	Unlevered all-in yield[11]	Extended maturity date[10]	LTV	Q4'23 Risk ranking	Q3'23 Risk ranking
Office											
Loan 72	Senior	Aug-19	San Francisco, CA	$ 22	Floating	S+2.9%	8.3%	Sep-24	79%	3	3
Loan 73	Senior	Oct-20	Denver, CO	20	Floating	S+3.7%	9.1%	Nov-25	64%	3	3
Loan 74	Senior	Oct-21	Burbank, CA	17	Floating	S+4.0%	9.7%	Nov-26	57%	3	3
Loan 75	Senior	Aug-21	Los Angeles, CA	16	Floating	S+4.1%	9.5%	Sep-26	58%	3	3
Loan 76	Senior	Nov-21	Charlotte, NC	15	Floating	S+4.5%	10.2%	Dec-26	67%	3	3
Loan 77	Senior	Nov-21	Richardson, TX	14	Floating	S+4.1%	9.8%	Dec-26	71%	4	4
Loan 78	Mezzanine	Feb-23	Baltimore, MD	4	Fixed	n/a	13.0%	Feb-25	74% – 75%	3	3
Total / W.A. office loans				$ 960		3.8%	9.6%	Jan-26	n/a	3.1	n/a
Hotel											
Loan 79	Senior	Jan-18	San Jose, CA	$ 136	Floating	S+4.8%	10.1%	Nov-26	73%	4	4
Loan 80	Senior	Jun-18	Englewood, CO	73	Floating	S+3.5%	8.9%	Feb-25	62%	3	3
Loan 81	Mezzanine	Jan-17	New York, NY	12	Floating	S+11.0%	16.4%	Apr-24	67% – 80%	3	3
Total / W.A. hotel loans				$ 221		4.7%	10.0%	Feb-26	n/a	3.6	n/a
Mixed-use											
Loan 82	Senior	Oct-19	Brooklyn, NY	$ 78	Floating	S+4.2%	9.5%	Nov-24	70%	3	3
Loan 83	Senior	Jan-22	New York, NY	46	Floating	S+3.5%	9.4%	Feb-27	67%	3	3
Loan 84	Senior	May-22	Brooklyn, NY	29	Floating	S+4.4%	10.2%	May-27	68%	3	3
Total / W.A. mixed-use loans				$ 153		4.0%	9.6%	Jan-26	n/a	3.0	n/a
Industrial											
Loan 85	Senior	Jul-22	Ontario, CA	$ 24	Floating	S+3.3%	9.0%	Aug-27	66%	3	3
Loan 86	Senior	Mar-22	City of Industry, CA	20	Floating	S+3.4%	9.2%	Apr-27	67%	3	3
Loan 87	Senior	Mar-22	Commerce, CA	11	Floating	S+3.3%	9.1%	Apr-27	71%	3	3
Total / W.A. industrial loans				$ 55		3.3%	9.1%	May-27	n/a	3.0	n/a
Total / W.A. loan portfolio				$ 2,937		3.7%	9.3%	May-26	n/a	3.2	n/a
General CECL reserves				(76)							
Total / W.A. loan portfolio, net of general CECL reserves				$ 2,860							

BRIGHTSPIRE CAPITAL

$ in millions; as of December 31, 2023, unless otherwise stated; at BRSP share
See footnotes in the appendix

19

INVESTMENT DETAIL (CONT'D)

Net Lease Real Estate & Other Real Estate

(At BRSP share)	Origination date	Collateral type	City, State	Undepreciated carrying value	Carrying value	Q4'23 NOI	# of properties	# of buildings	Rentable square feet ("RSF") / Units	W.A. % leased[14]	W.A. lease term (yrs)[15]
Net lease real estate											
Net lease 1	Aug-18	Industrial	Various - U.S.	$ 292	$ 245	$ 5.1	2	2	2,787 RSF	100%	14.6
Net lease 2 *	Jul-18	Office	Stavenger, Norway	285	237	4.1	1	26	1,291 RSF	100%	6.4
Net lease 3	Jul-06	Office	Aurora, CO	55	39	1.1	1	1	184 RSF	100%	3.9
Net lease 4	Jun-06	Office	Indianapolis, IN	39	29	0.7	1	1	338 RSF	100%	7.0
Net lease 5	Sep-06	Retail	Various - U.S.	28	19	0.7	7	7	320 RSF	100%	4.0
Net lease 6	Sep-06	Retail	Keene, NH	6	4	0.1	1	1	45 RSF	100%	5.1
Net lease 7	Sep-06	Retail	South Portland, ME	5	3	0.2	1	1	53 RSF	100%	8.1
Net lease 8	Sep-06	Retail	Fort Wayne, IN	4	3	0.1	1	1	50 RSF	100%	0.7
Total / W.A. net lease real estate				$ 714	$ 579	$ 12.1	15	40	5,068 RSF	100%	9.7
Other real estate											
Other real estate 1 **	Sep-14	Office	Creve Coeur, MO	$ 135	$ 90	$ 2.8	7	7	848 RSF	85%	2.9
Other real estate 2 **	Dec-14	Office	Warrendale, PA	84	68	1.4	5	5	497 RSF	83%	5.5
Other real estate 3 ***	Jun-23	Office	Long Island City, NY	36	36	0.1	1	1	128 RSF	9%	6.9
Other real estate 4 ***	Jul-23	Multifamily	Phoenix, AZ	35	35	-	1	1	236 Units	78%	n/a
Other real estate 5 ***	Jun-23	Office	Long Island City, NY	30	29	0.5	1	1	221 RSF	30%	5.2
Other real estate 6 ***	Jun-23	Office	Washinton D.C.	20	20	0.5	1	1	186 RSF	42%	1.1
Other real estate 7 ***	Jul-23	Office	Oakland, CA	13	13	0.4	1	1	91 RSF	44%	3.0
Total / W.A. other real estate				$ 353	$ 290	$ 5.6	17	17	n/a	64%	4.3
Total / W.A. net lease real estate and other real estate				$ 1,067	$ 869	$ 17.7	32	57	n/a	88%	8.0

CRE Debt Securities

(At BRSP share)	Carrying value
CRE debt securities	
CRE debt securities (1 investment)[6]	$ 2
Total / W.A. CRE debt securities	$ 2

Investment Detail Summary

(At BRSP share)	Number of investments	Undepreciated carrying value	Carrying value
Senior loans	82	$ 2,856	$ 2,856
Mezzanine loans	5	81	81
General CECL reserves		(76)	(76)
Total loan portfolio	87	2,860	2,860
Net lease real estate	8	714	579
Other real estate	7	353	290
Total net lease real estate and other real estate	15	1,067	869
CRE debt securities[6]	1	2	2
Total	103	$ 3,930	$ 3,732

BRIGHTSPIRE CAPITAL

* Q4'23 NOI excludes the offsetting impact of FX forward currency hedges related to the Norway Office Net Lease property
** The current maturity of the debt on Other real estate 1 is October 2024 and on Other real estate 2 is January 2025
*** Reflects properties acquired through foreclosure or deed-in-lieu of foreclosure
$ in millions; rentable square feet in thousands; as of December 31, 2023; at BRSP share
See footnotes in the appendix

20

21 As of December 31, 2023, unless otherwise stated; at BRSP share See footnotes in the appendix CAPITALIZATION HIGHLIGHTS Diversified capital structure of primarily non-recourse debt and a 1.8x debt-to-equity ratio. Embedded capacity under existing financing facilities including an undrawn corporate revolver and $879M of repurchase facilities availability 35% 28% 22% 14% 1% Stockholders' equity (undepreciated) Master repurchase facilities (limited recourse) Securitization bonds payable (non-recourse) Mortgage debt (non-recourse) Other debt (non-recourse) $4.2B Total capitalization (excluding cash) $2.7B Total outstanding debt $165M Corporate revolving credit facility availability As of February 16, 2024 (fully undrawn) $879M Master repurchase facilities availability As of February 16, 2024 1.8x Debt-to-equity ratio(3) 62% Debt-to-asset ratio(16) 6.66% Blended all-in cost of financing(17) Capital StructureKey Financial Metrics Total capitalization $4.2B

CAPITALIZATION SUMMARY

(At BRSP share)	Recourse vs. non-recourse[18]	W.A. extended maturity[19]	W.A. contractual interest rate[19]	W.A. all-in COF[17]	Outstanding debt (UPB)
Corporate debt					
Corporate revolving credit facility	Recourse	Jan-27	S + 2.25%	7.72%	$ -
Investment-level debt					
Master repurchase facilities	Limited recourse	Feb-27	S + 1.96%	7.32%	1,152,723
Securitization bonds payable (2021-FL1)	Non-recourse	Aug-38	S + 1.53%	7.00%	601,590
Mortgage debt – net lease (fixed)	Non-recourse	Jun-29	4.38%	4.38%	446,831
Securitization bonds payable (2019-FL1)	Non-recourse	Aug-35	S + 2.17%	7.64%	312,337
Mortgage debt – other real estate (fixed)	Non-recourse	Nov-24	4.40%	4.40%	157,887
Other debt	Non-recourse	Jun-26	S + 4.25%	9.60%	34,466
Total / W.A. debt (BRSP share)		**Nov-30**		**6.66%**	**$ 2,705,835**
					Book value
Stockholders' equity					$ 1,277,335
GAAP net book value (BRSP share)					**1,277,335**
Accumulated depreciation and amortization					198,164
Undepreciated book value (BRSP share)					**1,475,499**
Total capitalization (undepreciated)					**$ 4,181,334**

BRIGHTSPIRE CAPITAL

Note: during the fourth quarter 2023, the Company recorded approximately $2.4M of amortization of deferred financing costs, which implies approximately 25 bps of annualized financing costs on the Company's total debt capacity as of December 31, 2023
$ in thousands; as of December 31, 2023; at BRSP share
See footnotes in the appendix

22

23 ($17.6) ($14.4) ($11.0) ($7.4) ($3.7) $1.8 ($20.0) ($15.0) ($10.0) ($5.0) $0.0 $5.0 (2.50%) (2.00%) (1.50%) (1.00%) (0.50%) 0.25% * Reflects incremental changes to SOFR spot rate as of December 31, 2023 $ in millions, except per share data; as of December 31, 2023; at BRSP share 100% of senior mortgage loan value is floating rate INTEREST RATE SENSITIVITY Annual Net Interest Income Sensitivity to Changes in Benchmark Rates – Total Portfolio $ in M ill io ns Incremental Rate of Change* ($0.14) per share SOFR: 5.35% (As of December 31, 2023) ($0.11) per share ($0.08) per share ($0.03) per share ($0.06) per share $0.01 per share

24 APPENDIX

25 IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS We present Distributable Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Distributable Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with GAAP, and this metric is a useful indicator for investors in evaluating and comparing our operating performance to our peers and our ability to pay dividends. We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with our taxable year ended December 31, 2018. As a REIT, we are required to distribute substantially all of our taxable income and we believe that dividends are one of the principal reasons investors invest in credit or commercial mortgage REITs such as our company. Over time, Distributable Earnings has been a useful indicator of our dividends per share and we consider that measure in determining the dividend, if any, to be paid. This supplemental financial measure also helps us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations. We define Distributable Earnings as GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our OP) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation or other strategic transactions, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (vi) general CECL reserves determined by probability of default/loss given default (“PD/LGD”) model, (vii) depreciation and amortization, (viii) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (ix) one-time events pursuant to changes in GAAP and (x) certain material non-cash income or expense items that in the judgment of management should not be included in Distributable Earnings. For clauses (ix) and (x), such exclusions shall only be applied after approval by a majority of our independent directors. Distributable Earnings include specific CECL reserves when realized. Loan losses are realized when such amounts are deemed nonrecoverable at the time the loan is repaid, or if the underlying asset is sold following foreclosure, or if we determine that it is probable that all amounts due will not be collected; realized loan losses to be included in Distributable Earnings is the difference between the cash received, or expected to be received, and the book value of the asset. Additionally, we define Adjusted Distributable Earnings as Distributable Earnings excluding (i) realized gains and losses on asset sales, (ii) fair value adjustments, which represent mark-to- market adjustments to investments in unconsolidated ventures based on an exit price, defined as the estimated price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants, (iii) unrealized gains or losses, (iv) realized specific CECL reserves and (v) one-time gains or losses that in the judgement of management should not be included in Adjusted Distributable Earnings. We believe Adjusted Distributable Earnings is a useful indicator for investors to further evaluate and compare our operating performance to our peers and our ability to pay dividends, net of the impact of any gains or losses on assets sales or fair value adjustments, as described above. Distributable Earnings and Adjusted Distributable Earnings do not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income or an indication of our cash flows from operating activities determined in accordance with GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs. In addition, our methodology for calculating Distributable Earnings and Adjusted Distributable Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Distributable Earnings and Adjusted Distributable Earnings may not be comparable to the Distributable Earnings and Adjusted Distributable Earnings reported by other companies. The Company calculates Distributable Earnings per share and Adjusted Distributable Earnings per share, which are non-GAAP supplemental financial measures, based on a weighted average number of common shares and operating partnership units (held by members other than the Company or its subsidiaries). We believe NOI to be a useful measure of operating performance of our net leased and other real estate portfolios as they are more closely linked to the direct results of operations at the property level. NOI excludes historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjustments for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI provides a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI. NOI may fail to capture significant trends in these components of GAAP net income (loss) which further limits its usefulness. NOI should not be considered as an alternative to net income (loss), determined in accordance with GAAP, as an indicator of operating performance. In addition, our methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other companies, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.

26 The Company presents pro rata (“at share” or “at BRSP share”) financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ (“NCI”) share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other companies may not calculate their pro rata information in the same methodology, and accordingly, the Company’s pro rata information may not be comparable to other companies pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP. We present loan-to-value which reflects the initial loan amount divided by the as-is appraised value as of the date the loan was originated, or by the principal amount divided by the appraisal value for the in-place collateral as of the date of the most recent as-is appraisal. For construction loans, loan-to-value reflects the total commitment amount of the loan divided by the as-completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis. Senior loans reflect the initial loan amount divided by the as-is value as of the date the loan was originated, or the principal amount divided by the appraised value for the in-place collateral as of the date of the most recent as-is appraisal. Construction senior loans’ loan-to-value reflect the total commitment amount of the loan divided by the as completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis. Mezzanine loans include attachment and detachment loan-to-values, respectively. Attachment loan-to-value reflects initial funding of loans senior to our position divided by the as-is value as of the date the loan was originated, or the principal amount divided by the appraised value for the in-place collateral as of the date of the most recent appraisal. Detachment loan-to-value reflects the cumulative initial funding of our loan and the loans senior to our position divided by the as-is value as of the date the loan was originated, or the cumulative principal amount divided by the appraised value for the in-place collateral as of the date of the most recent appraisal. Construction mezzanine loans include attachment and detachment loan-to-value, respectively. Attachment loan-to-value reflects the total commitment amount of loans senior to our position divided by as-completed appraised value, or the total commitment amount of loans senior to our position divided by projected total cost basis. Detachment loan-to-value reflect the cumulative commitment amount of our loan and the loans senior to our position divided by as-completed appraised value, or the cumulative commitment amount of our loan and loans senior to our position divided by projected total cost basis. We present risk rankings, which is a supplemental financial disclosure, for loans held for investment. In addition to reviewing loans held for investment for impairment quarterly, we evaluate loans held for investment to determine if a current expected credit losses reserve should be established. In conjunction with this review, we assess the risk factors of each senior and mezzanine loans and preferred equity and assign a risk ranking based on a variety of factors, including, without limitation, underlying real estate performance and asset value, values of comparable properties, durability and quality of property cash flows, sponsor experience and financial wherewithal, and the existence of a risk-mitigating loan structure. Additional key considerations include loan-to-value ratios, debt service coverage ratios, loan structure, real estate and credit market dynamics, and risk of default or principal loss. Based on a five- point scale, our loans held for investment are ranked “1” through “5,” from less risk to greater risk, and the rankings are updated quarterly. At the time of origination or purchase, loans held for investment are ranked as a “3” and will move accordingly going forward based on the rankings which are defined as follows: 1. Very Low Risk 2. Low Risk 3. Medium Risk 4. High Risk / Potential for Loss – A loan that has a high risk of realizing a principal loss 5. Impaired / Loss Likely – A loan that has a very high risk of realizing a principal loss or has otherwise incurred a principal loss During the three months ended September 30, 2023, the Company simplified its risk ranking definitions. The Company reevaluated its risk rankings based on the simplified definitions and concluded that there was no impact to prior period risk rankings. IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS (CONT’D)

27 NOTES REGARDING REPORTABLE SEGMENTS BrightSpire Capital, Inc. (“BRSP”, “BrightSpire Capital”, the “Company” or “We”) currently holds investment interests through the reportable segments below, which are based on how management reviews and manages its business. During the fourth quarter of 2023, we realigned the business and reportable segment information to reflect how the Chief Operating Decision Makers now regularly review and manage the business. As a result, we present our business as one portfolio through the following business segments Senior and Mezzanine Loans and Preferred Equity (“Loans & Preferred Equity Portfolio” or “Loan Portfolio”) The Company’s Loan Portfolio may include senior mortgage loans, mezzanine loans and preferred equity interests (“preferred equity”) as well as participations in such loans. The Loan Portfolio may also include acquisition, development and construction loan arrangements accounted for as equity method investments. • Senior mortgage loans may include junior participations in our originated senior mortgage loans for which we have syndicated the senior participations to other investors and retained the junior participations for our portfolio and contiguous mezzanine loans where we own both the senior and junior loan positions. We believe these investments are more similar to the senior mortgage loans we originate than other loan types given their credit quality and risk profile • Mezzanine loans may include other subordinated loans • Preferred equity interests may include related equity participation interests Net Leased Real Estate and Other Real Estate (“Net Lease and Other Real Estate”) The Company’s Net Lease Real Estate investments includes direct investments in commercial real estate principally composed of long-term leases to tenants on a net lease basis, where such tenants are generally responsible for property operating expenses such as insurance, utilities, maintenance, capital expenditures and real estate taxes. Other Real Estate investments includes direct ownership in commercial real estate, with an emphasis on properties with stable cash flow. Net lease and other real estate includes deferred leasing costs and other net intangibles. Other real estate currently consists of two investments with direct ownership in commercial real estate and five additional properties that we acquired through foreclosure or deed-in-lieu of foreclosure. Corporate and Other The Corporate segment includes corporate-level asset management and other fees including operating expenses, compensation and benefits and other fees including expenses related to our secured revolving credit facility. It currently includes CRE Debt Securities, which consists of one sub-portfolio of a real estate private equity interest ("Private Equity Interest" or "PE Interest"). There were no changes in the structure of our internal organization that prompted the change in reportable segments. Prior year amounts have been recast to conform to the current year presentation. Accordingly, we realigned the discussion and analysis of our portfolio and results of operations to reflect these reportable segments.

28 $ in thousands, except per share data; as of December 31, 2023, unless otherwise stated CONSOLIDATED BALANCE SHEET December 31, 2023 December 31, 2022 Assets Cash and cash equivalents 257,506$ 306,320$ Restricted cash 104,583 92,508 Loans and preferred equity held for investment 2,936,506 3,574,989 Current expected credit loss reserve (76,028) (106,247) Loans and preferred equity held for investment, net 2,860,478 3,468,742 Real estate, net 807,985 732,468 Receivables, net 41,451 40,698 Deferred leasing costs and intangible assets, net 58,971 53,980 Assets held for sale 19,600 - Other assets 47,680 55,673 Total assets 4,198,254$ 4,750,389$ Liabilities Securitization bonds payable, net 912,545$ 1,167,600$ Mortgage and other notes payable, net 650,293 656,468 Credit facilities 1,152,723 1,339,993 Accrued and other liabilities 85,501 87,633 Intangible liabilities, net 4,138 4,839 Escrow deposits payable 88,603 79,055 Dividends payable 25,985 25,777 Total liabilities 2,919,788 3,361,365 Commitments and contingencies Equity Stockholders’ equity Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively - - Common stock, $0.01 par value per share Class A, 950,000,000 shares authorized, 129,985,107 and 128,872,471 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively 1,300 1,289 Additional paid-in capital 2,864,883 2,853,723 Accumulated deficit (1,586,292) (1,466,568) Accumulated other comprehensive income (loss) (2,556) (676) Total stockholders’ equity 1,277,335 1,387,768 Noncontrolling interests in investment entities 1,131 1,256 Total equity 1,278,466 1,389,024 Total liabilities and equity 4,198,254$ 4,750,389$

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Net interest income				
Interest income	$ 73,118	$ 74,856	$ 298,702	$ 236,181
Interest expense	(42,905)	(41,336)	(173,309)	(111,806)
Interest income on mortgage loans held in securitization trusts	-	3,471	-	32,163
Interest expense on mortgage obligations issued by securitization trusts	-	(3,383)	-	(29,434)
Net interest income	30,213	33,608	125,393	127,104
Property and other income				
Property operating income	24,877	21,978	93,403	90,191
Other income	4,763	3,382	13,921	6,058
Total property and other income	29,640	25,359	107,324	96,249
Expenses				
Property operating expense	7,953	6,418	26,640	24,222
Transaction, investment and servicing expense	533	397	2,499	3,434
Interest expense on real estate	6,793	6,997	25,909	28,717
Depreciation and amortization	8,716	8,213	33,504	34,099
Increase of current expected credit loss reserve	31,899	20,609	108,149	70,635
Impairment of operating real estate	7,590	-	7,590	-
Compensation and benefits (including $2,804, $1,504, $14,056 and $7,888 of equity-based compensation expense, respectively)	9,356	8,163	39,501	33,031
Operating expense	3,119	2,677	13,150	14,641
Total expenses	75,959	53,474	256,942	208,779
Other income				
Unrealized gain on mortgage loans and obligations held in securitization trusts, net	-	854	-	854
Realized loss on mortgage loans and obligations held in securitization trusts, net	-	(854)	-	(854)
Other gain, net	3	40	613	34,630
Income (loss) before equity in earnings of unconsolidated ventures and income taxes	(16,103)	5,533	(23,612)	49,204
Equity in earnings of unconsolidated ventures	-	-	9,055	25
Income tax expense	(213)	(1,304)	(1,062)	(2,440)
Net income (loss)	**(16,316)**	**4,229**	**(15,619)**	**46,789**
Net (income) loss attributable to noncontrolling interests:				
Investment entities	(15)	14	70	12
Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders	**$ (16,331)**	**$ 4,243**	**$ (15,549)**	**$ 45,788**
Net income (loss) per common share – basic	**$ (0.13)**	**$ 0.03**	**$ (0.12)**	**$ 0.35**
Net income (loss) per common share – diluted	**$ (0.13)**	**$ 0.03**	**$ (0.12)**	**$ 0.34**
Weighted average shares of common stock outstanding – basic	**127,197**	**128,908**	**127,060**	**127,302**
Weighted average shares of common stock outstanding – diluted	**127,197**	**128,908**	**127,060**	**129,300**

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of December 31, 2023, unless otherwise stated

29

30 $ in thousands; as of December 31, 2023 CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT Three Months Ended December 31, 2023 Loans and preferred equity Net leased and other real estate Corporate and other Total Net interest income Interest income $ 73,023 24$ 71$ 73,118$ Interest expense (42,530) (68) (307) (42,905) Net interest income (expense) 30,493 (44) (236) 30,213 Property and other income Property operating income - 24,877 - 24,877 Other income - 1,326 3,437 4,763 Total property and other income - 26,203 3,437 29,640 Expenses Property operating expense - 7,953 - 7,953 Transaction, investment and servicing expense 371 159 3 533 Interest expense on real estate - 6,793 - 6,793 Depreciation and amortization - 8,679 37 8,716 Increase of current expected credit loss reserve 31,899 - - 31,899 Impairment of operating real estate - 7,590 - 7,590 Compensation and benefits - - 9,356 9,356 Operating expense 4 0 3,115 3,119 Total expenses 32,274 31,174 12,511 75,959 Other income Other gain, net - 3 - 3 Income (loss) before equity in earnings of unconsolidated ventures and income taxes (1,781) (5,012) (9,310) (16,103) Income tax benefit (expense) (6) 10 (217) (213) Net loss (1,787) (5,002) (9,527) (16,316) Net (income) loss attributable to noncontrolling interests: Investment entities - (15) - (15) Net loss attributable to BrightSpire Capital, Inc. common stockholders $ (1,787) (5,017)$ (9,527)$ (16,331)$

31 $ in thousands; as of December 31, 2023 CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT Year Ended December 31, 2023 Loans and preferred equity Net lease real estate Corporate and other Total Net interest income Interest income $ 298,512 71$ 119$ 298,702$ Interest expense (171,984) (116) (1,209) (173,309) Net interest income 126,528 (44) (1,090) 125,393 Property and other income Property operating income - 93,403 - 93,403 Other income (19) 1,335 12,605 13,921 Total property and other income (19) 94,738 12,605 107,324 Expenses Property operating expense - 26,640 - 26,640 Transaction, investment and servicing expense 1,696 244 559 2,499 Interest expense on real estate - 25,909 - 25,909 Depreciation and amortization - 33,321 183 33,504 Increase of current expected credit loss reserve 108,149 - - 108,149 Impairment of operating real estate - 7,590 - 7,590 Compensation and benefits - - 39,501 39,501 Operating expense 15 19 13,116 13,150 Total expenses 109,861 93,722 53,358 256,942 Other income Other gain, net - 613 - 613 Income (loss) before equity in earnings of unconsolidated ventures and income taxes 16,649 1,583 (41,844) (23,612) Equity in earnings of unconsolidated ventures 9,055 - - 9,055 Income tax expense (290) (555) (217) (1,062) Net income (loss) 25,414 1,028 (42,061) (15,619) Net (income) loss attributable to noncontrolling interests: Investment entities - 70 - 70 Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders $ 25,414 1,098$ (42,061)$ (15,549)$

32 Reconciliation of consolidated balance sheet to at share balance sheet In thousands, except per share data; as of December 31, 2023; unaudited See footnotes in the appendix RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION As of December 31, 2023 Consolidated NCI(20) At BRSP share(21) Assets Loans and preferred equity held for investment, net 2,860,478$ -$ 2,860,478$ Real estate, net 807,985 12,925 795,060 Deferred leasing costs and intangible assets, net 58,971 567 58,404 Assets held for sale 19,600 - 19,600 Cash, restricted cash, receivables and other assets 451,220 129 451,091 Total assets 4,198,254$ 13,621$ 4,184,633$ Liabilities Securitization bonds payable, net 912,545$ -$ 912,545$ Mortgage and other notes payable, net 650,293 11,804 638,489 Credit facilities 1,152,723 - 1,152,723 Intangible liabilities, net 4,138 381 3,757 Other liabilities, escrow deposits payable and dividends payable 200,089 305 199,784 Total liabilities 2,919,788$ 12,490$ 2,907,298$ Total equity 1,278,466$ 1,131$ 1,277,335$ Total liabilities and equity 4,198,254$ 13,621$ 4,184,633$ Total common shares 129,985 129,985 129,985 GAAP net book value per share 9.84$ 0.01$ 9.83$ Accumulated depreciation and amortization(8) 202,501$ 4,337$ 198,164$ Accumulated depreciation and amortization per share(8) 1.56$ 0.04$ 1.52$ Undepreciated book value 1,480,967$ 5,468$ 1,475,499$ Undepreciated book value per share 11.39$ 0.04$ 11.35$

33 RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT’D) Reconciliation of GAAP net book value to undepreciated book value In thousands, except per share data; as of December 31, 2023; unaudited See footnotes in the appendix As of December 31, 2023 GAAP net book value (excluding noncontrolling interests in investment entities) 1,277,335$ Accumulated depreciation and amortization(8) 198,164 Undepreciated book value 1,475,499$ GAAP net book value per share (excluding noncontrolling interests in investment entities) 9.83$ Accumulated depreciation and amortization per share(8) 1.52 Undepreciated book value per share 11.35$ Total common shares 129,985

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT'D)

Reconciliation of GAAP net loss to Distributable Earnings and Adjusted Distributable Earnings

	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Net loss attributable to BrightSpire Capital, Inc. common stockholders	$ (16,331)	$ (15,549)
Adjustments:		
Non-cash equity compensation expense	2,804	14,056
Depreciation and amortization	8,835	32,050
Net unrealized loss (gain):		
Impairment of operating real estate and preferred equity	7,590	7,590
Other unrealized loss on investments	1,278	1,747
General CECL reserves	21,449	26,983
Adjustments related to noncontrolling interests	(180)	(805)
Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders	$ 25,445	$ 66,072
Distributable Earnings per share[22]	$ 0.20	$ 0.51
Weighted average number of common shares[22]	129,985	129,794

	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders	$ 25,445	$ 66,072
Adjustments:		
Specific CECL reserves	10,450	81,166
Fair value adjustments	-	(9,055)
Adjusted Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders	$ 35,895	$ 138,183
Adjusted Distributable Earnings per share[22]	$ 0.28	$ 1.06
Weighted average number of common shares[22]	129,985	129,794

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of December 31, 2023; unaudited
See footnotes in the appendix

34

35 Reconciliation of GAAP net loss to NOI $ in thousands; as of December 31, 2023; unaudited See footnotes in the appendix RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT’D) Three Months Ended December 31, 2023 Net loss attributable to BrightSpire Capital, Inc. common stockholders (16,331)$ Adjustments: Net loss attributable to non-net leased and other real estate portfolios(23) 10,069 Net loss attributable to noncontrolling interests in investment entities 15 Amortization of above- and below-market lease intangibles 118 Interest income (24) Interest expense on real estate 6,861 Other income (420) Transaction, investment and servicing expense 205 Depreciation and amortization 8,679 Impairment of operating real estate 7,590 Operating expense 57 Other loss on investments, net 1,244 Income tax benefit (5) NOI attributable to noncontrolling interest in investment entities (317) Total NOI attributable to BrightSpire Capital, Inc. common stockholders 17,741$

36 1. Includes availability under the corporate revolving credit facility and unrestricted cash as of February 16, 2024 2. As of February 16, 2024 3. Debt-to-equity ratio based on BRSP’s share of total outstanding unpaid principal balance (“UPB”) divided by total stockholders’ equity excluding the impact of accumulated depreciation and amortization on real estate investments; stockholders’ equity excludes noncontrolling interests in investment entities 4. Based on annualized Q4’23 quarterly dividend of $0.20/share and BRSP closing share price of $6.80 as of February 16, 2024 5. Reflects general CECL reserve as a % (or bps) of the aggregate commitment amount of the total loan portfolio excluding loans that were evaluated for specific CECL reserves 6. Includes one private equity secondary interest for approximately $2 million 7. Includes cash, restricted cash, net receivables, other assets, accrued and other liabilities, escrow deposits payable and dividends payable 8. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities 9. Represents the remaining loan term based on the current contractual maturity date of loans and is weighted by carrying value at BRSP share as of December 31, 2023 10. Represents the remaining loan term based on maximum maturity date assuming all extension options on loans are exercised by the borrower and is weighted by carrying value at BRSP share as of December 31, 2023 11. In addition to the stated cash coupon rate, unlevered all-in yield includes non-cash PIK interest income and the accrual of origination and exit fees. For W.A. calculations, unlevered all-in yield for the loan portfolio assumes the applicable floating benchmark rate or benchmark floor as of December 31, 2023 12. Other includes non-cash payment-in-kind (“PIK”) interest income, accrual of origination and exit fees 13. During the fourth quarter of 2023, the Company acquired legal title of a Washington D.C. office property through legal foreclosure and a Phoenix, AZ multifamily property through a deed-in-lieu of foreclosure. Following the acquisitions, the properties are included in the Other Real Estate segment 14. Represents the percent leased as of December 31, 2023 and is weighted by carrying value 15. Based on in-place leases (defined as occupied and paying leases) as of December 31, 2023 and assumes that no renewal options are exercised. W.A. calculation based on carrying value; excludes multifamily property type 16. Debt-to-asset ratio based on total outstanding UPB at BRSP share divided by total assets at BRSP share excluding the impact of accumulated depreciation and amortization on real estate investments 17. For W.A. calculations, assumes the applicable floating benchmark rate or benchmark floor as of December 31, 2023 and is weighted on outstanding debt (UPB); excludes amortization of financing costs 18. Subject to customary non-recourse carve-outs 19. W.A. calculation based on outstanding debt (UPB) 20. Represents interests in assets held by third party partners 21. Represents the proportionate share attributed to BRSP based on BRSP’s ownership percentage by asset 22. The Company calculates Distributable Earnings and Adjusted Distributable Earnings per share, which are non-GAAP financial measures, based on a weighted average number of common shares 23. Net (income) loss attributable to non-net leased and other real estate portfolios includes net (income) loss on our senior and mezzanine loans and preferred equity and corporate and other business segments FOOTNOTES

COMPANY INFORMATION

BrightSpire Capital (NYSE: BRSP) is internally managed and one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. BrightSpire Capital is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.brightspire.com.

HEADQUARTERS

New York
590 Madison Avenue
33rd Floor
New York, NY 10022
212-547-2631

STOCK & TRANSFER AGENT

American Stock & Transfer Trust Company (AST)
866-751-6317
help@astfinancial.com

ANALYST COVERAGE

Raymond James
Stephen Laws
901-579-4868

B. Riley
Matt Howlett
917-538-4762

BTIG
Sarah Barcomb
212-882-2336

Barclays
Terry Ma
212-526-7965

JMP Securities
Steve DeLaney
212-906-3517

BofA Securities
Derek Hewett
646-855-2087

Jones Research
Matthew Erdner
843-414-9430

WWW.BRIGHTSPIRE.COM

NYSE: BRSP

INVESTOR RELATIONS

ADDO Investor Relations
Anne McGuinness
310-829-5400
brsp@addo.com

BRIGHTSPIRE CAPITAL

37

38 THANK YOU